EXHIBIT 24
                         UNITED ARTISTS THEATRE COMPANY

                                POWER OF ATTORNEY

Know all men by these presents, that each director and officer of United Artists Theatre Company whose signature appears below constitutes and appoints Scott M. Shaw, Kurt C. Hall and Ralph E. Hardy and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to the registration statement on Form S-8 to be filed initially with the Securities and Exchange Commission on or about October 15, 1998 with respect to the issuance of up to 1,518,000 shares of Class B. Non-Voting Common Stock, par value $0.01 per share, under the United Artists Theatre Company 1998 Management Stock Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of:     October 15, 1998

                Name                                     Title
                ----                                     -----
         /s/ Kurt C. Hall               President, Chief Executive Officer and
-----------------------------------     Director
           Kurt C. Hall

        /s/ Trent J. Carman             Senior Vice President, Chief Financial
-----------------------------------     Officer and Treasurer
          Trent J. Carman

         /s/ John W. Boyle              Chairman of the Board and Director
-----------------------------------
           John W. Boyle

  /s/ Albert J. Fitzgibbons, III        Director
-----------------------------------
    Albert J. Fitzgibbons, III

      /s/ James J. Burke, Jr.           Director
-----------------------------------
        James J. Burke, Jr.

         /s/ Scott M. Shaw              Director
-----------------------------------
           Scott M. Shaw

         /s/ Robert F. End              Director
-----------------------------------
           Robert F. End

        /s/ Michael L. Pade             Director
-----------------------------------
          Michael L. Pade